CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement of BlackRock Global Equity Income Trust (the "Trust") (Investment Company Act Registration No. 811-22006) and the Registration Statement under the Securities Act of 1933 on Form N-2 of our report dated March 19, 2007, relating to the financial statements of BlackRock Global Equity Income Trust as of February 22, 2007 and for the period from January 10, 2007 (date of inception) to February 22, 2007 appearing in the Statement of Additional Information, which is incorporated by reference as part of this Registration Statement, and which is also included as part of Pre-Effective Amendment No. 2 to the Registration Statement of the Trust on Form N-2 (Securities Act Registration No. 333-140038 and Investment Company Act Registration No. 811-22006), dated March 26, 2007.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 28, 2007